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                                                   Exhibit 23 (b)


                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectuses of our reports dated June 17, 1998 with respect to the financial statements on Form 11-K of The BP America Capital Accumulation Plan and The BP America Savings and Investment Plan for the year ended December 30, 1997, and The DirectSave Plan and The BP America Partnership Savings Plan for the year ended December 31, 1997, filed with the Securities and Exchange Commission


                                   /s/ Ernst & Young LLP
Ernst & Young LLP
Cleveland, Ohio
May 25, 1999